BANK OF AMERICA CORPORATION

Medium-Term Notes
Due Nine Months or more from Date of Issue

DISTRIBUTION AGREEMENT

August 20, 2002
 To the Agents listed on
Exhibit A hereto and to
each additional person
that shall become an Agent
pursuant to Section 1(f)
of this Agreement.

Dear Ladies and Gentlemen:

          Bank of America Corporation, a Delaware corporation (the "Corporation"), has authorized and proposes to issue and sell from time to time in the manner contemplated by this Agreement its Senior Medium-Term Notes, Series J (the "Senior Notes") and its Subordinated Medium-Term Notes, Series J (the "Subordinated Notes," and together with the Senior Notes, the "Notes"). The Senior Notes are to be issued pursuant to an Indenture dated as of January 1, 1995 between the Corporation and The Bank of New York (the "Senior Trustee"), as trustee, as supplemented by the First Supplemental Indenture dated as of September 18, 1998 and the Second Supplemental Indenture dated as of May 7, 2001 (collectively, the "Senior Indenture"). The Subordinated Notes are to be issued pursuant to an Indenture dated as of January 1, 1995 between the Corporation and The Bank of New York (collectively, the "Subordinated Trustee"), as trustee, as supplemented by the First Supplemental Indenture dated as of August 28, 1998 (the "Subordinated Indenture"). The Senior Trustee and the Subordinated Trustee are collectively referred to herein as the "Trustees," and the Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures."

         As of the date hereof, the Corporation has authorized the issuance and sale of up to $5,000,000,000 aggregate initial offering price of Notes (or its equivalent, based upon the exchange rate on the applicable trade date in such foreign or composite currencies as the Corporation shall designate at the time of issuance). The Notes are unsecured debt securities which have been registered under the Securities Act of 1933, as amended (the "1933 Act"), on Form S-3 with the Securities and Exchange Commission (the "SEC"), pursuant to Registration No. 333-97197. The registration statement has been declared effective by the SEC, and the Trustees have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statement which may be filed by the Corporation for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus relating to the offer and sale of the Corporation's debt securities constituting a part thereof, as supplemented by a prospectus supplement dated on or about the date hereof (which relates to the registration statement in accordance with Rule 429 promulgated under the 1933 Act) relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or

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supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to collectively herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Agents by the Corporation for use in connection with the offering of the Notes which is not required to be filed by the Corporation pursuant to Rule 424(b) or Rule 434 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"), the term "Prospectus" shall also refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

        All references in this Agreement to financial statements and schedules and other information which is "disclosed," "contained," "included," or "stated" (or other references of like import) in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, as the case may be, shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         The Corporation confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Corporation of the Notes as follows:

SECTION 1.  Appointment of Agents.

         (a)  Appointment. Subject to the terms and conditions stated herein, and subject to the reservation by the Corporation of the right to sell Notes directly on its own behalf, the Corporation hereby appoints each of you as Agent in connection with the offer and sale of the Notes. The Corporation reserves the right to sell Notes, at any time, on its own behalf to any unsolicited purchaser, whether directly to such purchaser or through an agent for such purchaser. Upon the sale of any Notes to an unsolicited purchaser, no Agent named herein shall be entitled to any commission pursuant to this Agreement.

          (b)  Solicitations as Agent. Subject to the terms and conditions set forth herein, each Agent agrees, as agent of the Corporation, to use its reasonable best efforts when requested by the Corporation to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus and the administrative procedures with respect to the sale of Notes as may be agreed upon from time to time between the Agents and the Corporation (the "Procedures"). Initial Procedures dated August 20, 2002 shall remain in effect until changed in writing signed by the Agents and the Corporation. The Agents and the Corporation agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures. Notwithstanding any provision herein to the contrary, the Corporation reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agent, commencing at any time for any period of time or permanently. The Corporation will timely deliver notice to the Agents of its decision to suspend solicitations. Upon receipt of instructions from the Corporation, the Agents will forthwith suspend solicitation of purchases of the Notes until such time as the Corporation has advised the Agents that such solicitation may be resumed.

          Each Agent will communicate to the Corporation, orally, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by the Agent. The

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Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, by persons solicited by the Agent and any such rejection shall not be deemed a breach of the Agent's agreement contained herein. The Corporation may accept or reject any proposed purchase of the Notes, in whole or in part, and any such rejection shall not be deemed a breach of the Corporation's agreement herein.

           All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Corporation and such Agent. The purchase price, interest rate, maturity date and other terms of the Notes (as applicable) specified in Exhibit B hereto shall be agreed upon by the Corporation and such Agent and set forth in a pricing supplement to the Prospectus (a "Pricing Supplement") to be prepared following each acceptance by the Corporation of an offer for the purchase of Notes.

           Such Agent shall make reasonable efforts to assist the Corporation in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Corporation. The Agent shall not have any liability to the Corporation if any such agency purchase is not consummated for any reason. If the Corporation shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Corporation shall (i) hold the Agent for such purchase harmless against any loss, claim or damage arising from or as a result of such default by the Corporation and (ii) notwithstanding such default, pay to such Agent any commission to which it would be entitled in connection with such sale.

            (c) Commissions. For those offers to purchase Notes accepted by the Corporation, the Agent shall be paid a commission. Unless otherwise agreed between the Corporation and the Agent, such commission shall be an amount equal to the applicable percentage of the principal amount of each Note sold by the Corporation as a result of a solicitation made by such Agent as set forth in Exhibit C hereto.

            (d) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Corporation as principal, but an Agent and the Corporation may expressly agree from time to time that such Agent shall purchase Notes as principal. If an Agent and the Corporation shall expressly so agree, Notes shall be purchased by such Agent as principal. Unless otherwise agreed between the Corporation and the Agent and, if required by law or otherwise, disclosed in a Pricing Supplement, each Note sold to an Agent as principal shall be purchased by such Agent at a price equal to 100% of the principal amount thereof less a discount equivalent to the applicable commissions set forth in Exhibit C hereto and may be resold by such Agent at prevailing market prices at the time or times of resale as determined by such Agent. Such purchases as principal shall otherwise be made in accordance with terms agreed upon by the Agent and the Corporation (which shall be agreed upon orally, with written confirmation prepared by the Agent and delivered to the Corporation within two business days of such oral agreement). In the absence of a separate written agreement, the Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations, warranties and covenants of the Corporation herein contained and shall be subject to the terms and conditions set forth herein, including Section 10(b) hereof.

            (e) Sub-Agents. An Agent may engage the services of any other broker or dealer in connection with the resale of any Notes purchased as principal but no Agent may appoint sub-

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agents. In connection with sales by an Agent of Notes purchased by such Agent as principal to other brokers or dealers, such Agent may allow any portion of the discount received in connection with such purchases from the Corporation to such brokers and dealers.

                (f)  Appointment of Additional Agents. Notwithstanding any provision herein to the contrary, the Corporation reserves the right to appoint additional agents for the offer and sale of Notes, which agency may be on an on-going basis or on a one-time basis. Any such additional agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of acknowledgment of its appointment hereunder, including the form of letter attached hereto as Exhibit D, and delivery to the Corporation of addresses for notice hereunder and under the Procedures. After the time an Agent is appointed, the Corporation shall deliver to the Agent, at such Agent's request, copies of the documents delivered to other Agents under Sections 4(a), 4(b) and 4(c) and, if such appointment is on an on-going basis, Sections 6(b), 6(c) and 6(d) hereof. If such appointment is on an on-going basis, the Corporation will notify the other active Agents of such appointment.

            (g) Reliance. The Corporation and the Agents agree that any Notes purchased from the Corporation by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of the Corporation shall be placed, by such Agent in reliance on the representations, warranties, covenants and agreements of the Corporation contained herein and on the terms and conditions and in the manner provided herein or provided in the Procedures.

            (h) Sale of Notes. The Corporation shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Corporation from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold or otherwise monitoring the availability of Notes for sale under the Registration Statement.

SECTION 2.  Representations and Warranties.

            (a)  The Corporation represents and warrants to the Agents as of the date hereof, as of the date of each acceptance by the Corporation of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement or filed solely for the purpose of disclosure under Item 9 thereof) (each of the times referenced above, including a Settlement Date, being referred to herein as a "Representation Date") as follows:

           (i)  The Corporation meets the requirements for use of Form S-3 under the 1933 Act and has filed with the SEC the Registration Statement, which has been declared
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effective. The Registration Statement meets the requirements of Rule 415(a)(1) under the 1933 Act and complies in all other material respects with said Rule.
         (ii)   (a) the Registration Statement, as amended or supplemented, the Prospectus, and the applicable Indenture will comply in all material respects with the applicable requirements of the 1933 Act, the 1939 Act and the 1934 Act and the respective rules and regulations thereunder, (b) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (c) the Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Corporation makes no representations or warranties as to (x) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the 1939 Act of either of the Trustees or (y) the information contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Agent specifically for inclusion in the Registration Statement and the Prospectus.
        (iii)  The Corporation has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba; provided, however, that in the event that such Section 517.075 shall be repealed, or amended such that issuers shall no longer be required to disclose in prospectuses information regarding business activities in Cuba or that a broker, dealer or agent shall no longer be required to obtain a statement from issuers regarding such compliance, then this representation and agreement shall be of no further force and effect.
          (iv)  The documents incorporated by reference or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder and, when read together with the other information in the Prospectus, at the date hereof, at the date of the Prospectus and at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
           (b) Additional Certifications. Any certificate signed by any director or officer of the Corporation and delivered to an Agent or to counsel for such Agent in connection with an offering of Notes or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Corporation to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

           (c) Full Force and Effect. All representations, warranties, covenants and agreements of the Corporation contained in this Agreement or in certificates of officers of the Corporation

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submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Corporation, and shall survive each delivery of and payment for any of the Notes.

SECTION 3.  Covenants of the Corporation.

             The Corporation covenants with the Agents as follows:

            (a) Notice of Certain Events. The Corporation will notify the Agents immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus (other than with respect to a document filed with the SEC pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement and the Prospectus), (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto (other than such a request with respect to a document filed with the SEC pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement and the Prospectus), and (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Corporation will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

             (b)  Notice of Certain Proposed Filings. The Corporation will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the SEC pursuant to the 1934 Act) and, upon request, will furnish the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such registration statement or amendment or supplement in a form as to which the Agents or counsel to the Agents reasonably object.

            (c) Copies of the Registration Statement and the Prospectus and 1934 Act Filings. The Corporation will deliver to the Agents without charge, as many signed and conformed copies of (i) the Indentures; (ii) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and (iii) a certified copy of the corporate authorization of the issuance and sale of the Notes as the Agents may reasonably request. The Corporation will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the Act. Upon request, the Corporation will furnish to the Agents a paper copy of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Corporation with the SEC pursuant to the 1934 Act as soon as practicable after the filing thereof.

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            (d) Preparation of Pricing Supplements. The Corporation will prepare, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in substantially the form previously approved by the Agents and will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act not later than the close of business on the second business day after the date on which such Pricing Supplement is first used.

           (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Corporation, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agent and to cease sales of any Notes any Agent may then own as principal, and the Corporation will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

              (f)  Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (k) of this Section, within twenty-four hours of a release to the general public of interim financial statement information related to the Corporation with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Corporation shall promptly furnish such information to the Agents, confirmed in writing, and thereafter shall cause promptly the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto, as well as such other information and explanations as shall be necessary for an understanding thereof, as may be required by the 1933 Act or the 1934 Act or otherwise.

             (g)  Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Corporation for the preceding fiscal year, the Corporation shall furnish promptly such information to the Agents and thereafter shall cause promptly the Registration Statement and the Prospectus to be amended to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, as may be required by the 1933 Act or the 1934 Act or otherwise.

             (h)  Earnings Statements. The Corporation will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered

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thereby, an earnings statement (in form complying with the provisions of Section 11(a) and of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Corporation's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

           (i) Blue Sky Qualification. The Corporation will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Corporation shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Corporation will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Corporation will promptly advise the Agents of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

            (j) 1934 Act Filings. The Corporation, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

             (k)  Suspension of Certain Obligations. The Corporation shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section or the provisions of Sections 6(b), 6(c) and 6(d) during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a notice from the Corporation and (ii) the Agents shall not then hold any Notes as principal purchased from the Corporation, to the time the Corporation shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Agents to purchase Notes as principal.

SECTION 4.  Conditions of Obligations.

             The obligations of an Agent to solicit offers to purchase the Notes as agent of the Corporation, the obligations of any purchasers of the Notes sold through any Agent as agent and any obligation of an Agent to purchase Notes as principal or otherwise will be subject to the accuracy of the representations and warranties on the part of the Corporation contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Settlement Date (including the filing of any document incorporated by reference therein) and as of the Settlement Date, to the accuracy of the statements of the Corporation's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Corporation of its obligations hereunder and to the following additional conditions:

              (a)  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

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               (b)  Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

             (i)  Opinion of Corporation Counsel. The opinion of Helms Mulliss & Wicker, PLLC, counsel for the Corporation, to the effect of paragraphs (i) and (iv) through (xiii) below, and the opinion of Paul J. Polking, General Counsel to the Corporation (or such other attorney, reasonably acceptable to counsel to the Agents, who exercises general supervision or review in connection with a particular securities law matter for the Corporation), to the effect of paragraphs (ii) and (iii) below:
             (ii)  The Corporation is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; Bank of America, N.A. (the "Principal Subsidiary Bank") is a national banking association formed under the laws of the United States and authorized thereunder to transact business.
           (iii)  Each of the Corporation and the Principal Subsidiary Bank is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Corporation or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed.
          (iv)  All the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. §55, as amended) nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors' qualifying shares) are owned, directly or indirectly, by the Corporation free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances.
           (v)  This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors
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now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.
             (vi)  Each of the Indentures has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the 1939 Act, and constitutes a legal, valid and binding instrument of the Corporation enforceable against the Corporation in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy;
               (vi)  The Notes have been duly authorized and, when the terms of the Notes have been established and when the Notes have been completed, executed, authenticated and delivered in accordance with the provisions of the applicable Indenture, the applicable Board Resolutions and this Agreement against payment of the consideration therefor, will constitute legal, valid and binding obligations of the Corporation entitled to the benefits of such Indenture and enforceable against the Corporation in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.
              (vii)  The Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceeding for that purpose has been instituted or threatened; and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act, the 1939 Act and the respective rules and regulations of the SEC thereunder.
            (viii)  The forms of Note attached to the Secretary's Certificate delivered to the Agents conform in all material respects to the descriptions thereof contained in the Prospectus.
             (ix)  Each of the Indentures conforms in all material respects to the description thereof contained in the Prospectus.
             (x)  Such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its subsidiaries, of a character required to be disclosed in the Registration Statement or the Prospectus, which is omitted or not adequately disclosed therein, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required.
             (xi)  Neither the issuance and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation or the Bylaws of the Corporation, or (1) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Corporation or
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the Principal Subsidiary Bank is a party or bound, or (2) any order, law or regulation known to such counsel to be applicable to the Corporation or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Corporation or the Principal Subsidiary Bank.
            (xii)  No consent, approval, authorization or order of any court or governmental agency or body is necessary or required on behalf of the Corporation for the consummation of the transactions contemplated herein, except such as have been obtained under the 1933 Act and such as may be required under foreign or state securities or insurance laws in connection with the purchase and distribution of the Notes.
           (xiii)  Such counsel is without knowledge of any rights to the registration of securities of the Corporation under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Corporation's intention to file the Registration Statement.
          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina, the United States or the General Corporation Law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon counsel for the Agents or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agents; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Corporation and its subsidiaries and public officials.

          In rendering such opinion, but without opining in connection therewith, such counsel shall state that, although it expresses no view as to portions of the Registration Statement consisting of financial statements and other financial, accounting and statistical information and it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus or any amendment or supplement thereto (other than as stated in (viii) and (ix) above), it has no reason to believe that such remaining portions of the Registration Statement or any amendment thereto at the time it became effective and as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the Prospectus, as amended or supplemented, as of its date and as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (2)  Opinion of Counsel to the Agents. The opinion of Stroock & Stroock & Lavan LLP, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (iv) through (viii), inclusive, above.
           In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the United States or the General Corporation Law of the State of Delaware, to the extent deemed proper and specified in

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such opinion, upon counsel for the Corporation or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Corporation; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Corporation and its subsidiaries and public officials.

          In rendering such opinion, but without opining in connection therewith, such counsel shall state that while it has not verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus or any amendment or supplement thereto (other than as stated in (viii) above), it has participated in reviews and discussions in connection with the preparation of the Registration Statement and Prospectus (the documents incorporated by reference having been prepared and filed by the Corporation without its participation), and in the course of such reviews and discussions, nothing has come to its attention which would lead it to believe that the Registration Statement at the time it became effective and as of the date hereof (except for the financial statements, schedules and the notes thereto and the other financial and statistical data included or incorporated by reference therein, as to which it expresses no belief) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented, as of its date and as of the date of such opinion (except for the financial statements, schedules and the notes thereto and the other financial and statistical data included or incorporated by reference therein, as to which it expresses no belief) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (c) Officer's Certificate. On the date hereof, the Agents shall have received a certificate of the Chairman of the Board, Chief Executive Officer or a Senior Vice President, and the principal financial or accounting officer of the Corporation, dated as of the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and they are without knowledge that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Corporation and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus, (ii) the representations and warranties of the Corporation contained in Section 2 hereof are not true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Corporation has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, and (iv) any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the SEC, (v) any litigation or proceeding shall be pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way affects the validity of the Notes.

           (d) Comfort Letter. On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

<Page                                                                               12

               (i)  They are independent public accountants with respect to the Corporation and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.
              (ii)  In their opinion, the consolidated financial statements of the Corporation and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.
                (iii)  On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:
        (a)  Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Corporation and the boards of directors and executive committees of its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;
        (b)  Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Corporation and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available interim financial data; and
            (c)  Making inquiries of certain officials of the Corporation who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;
 nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:
             (1)  the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published rules and regulations thereunder;
              (2)  any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, for them to be in conformity with generally accepted accounting principles;
               (3)  (i) at the date of the latest available interim financial data and
<Page                                                        -13-

at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in stockholders' equity of the Corporation and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in stockholders' equity of the Corporation and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur, or PricewaterhouseCoopers shall state any specific changes or decreases.
              (4)  The letter shall also state that PricewaterhouseCoopers has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents and agreed to by PricewaterhouseCoopers, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Corporation and its subsidiaries identified in such letter.
             (e) Other Documents. On the date hereof and on each Settlement Date with respect to any purchase of Notes by an Agent as principal, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Corporation in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to such Agent and to counsel to the Agents.

            (f)  There shall not have come to the Agent's attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

           If any condition specified in this Section 4 shall not have been fulfilled in all material respects when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agents and their counsel, this Agreement and all obligations of the Agents may be terminated by the Agents by notice to the Corporation at any time and any such termination shall be without liability of any party to any other party, except that

<Page                                                                          -14-

the covenant regarding provision of an earnings statement set forth in Section 3(h) hereof, the indemnity and contribution agreements set forth in Section 7 hereof, the provisions concerning payment of expenses under Section 8 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 9 hereof and the provisions regarding parties set forth under Section 13 hereof shall remain in effect.

SECTION 5.  Delivery of and Payment for Notes Sold through the Agents.

            Delivery of Notes sold through an Agent as agent shall be made by the Corporation to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Corporation and deliver the Note to the Corporation, and, if the Agent has theretofore paid the Corporation for such Note, the Corporation will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Corporation will reimburse the Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Corporation's account. Unless otherwise agreed between the Corporation and the Agent, all Notes will be issued in book-entry only form and will be represented by one or more fully registered global securities.

SECTION 6.   Additional Covenants of the Corporation.

           The Corporation covenants and agrees with the Agents that:

            (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a sale of Notes to such Agent as principal, shall be deemed to be an affirmation that the representations and warranties of the Corporation contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to such Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

            (b) Subsequent Delivery of Certificates. Each time (i) the Corporation files with the SEC any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus or (ii) if required by the Agents, the Registration Statement or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes) the Corporation shall furnish or cause to be furnished to the Agents forthwith a certificate of the Chairman of the Board, Chief Executive Officer or Senior Vice President, and the principal financial officer or accounting officer of the Corporation dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 4(c) hereof which was last furnished to the Agents are true and correct at the

<Page                                                                     -15-

time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 4(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

               (c)  Subsequent Delivery of Legal Opinions. Each time (i) the Corporation files with the SEC any Annual Report on Form 10-K; (ii) if required by the Agents, the Corporation files with the SEC any Quarterly Report on Form 10-Q or (iii) if required by the Agents, the Registration Statement or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of the Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Corporation shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents the written opinions of Helms Mulliss & Wicker, PLLC, counsel to the Corporation, and Paul J. Polking, General Counsel to the Corporation (or such other attorney, reasonably acceptable to counsel to the Agents, who exercises general supervision or review in connection with a particular securities law matter for the Corporation) dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 4(b)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

                (d)  Subsequent Delivery of Comfort Letters. Each time (i) the Corporation files with the SEC any Annual Report on Form 10-K; (ii) if required by the Agents, the Corporation files with the SEC any Quarterly Report on Form 10-Q or (iii) if required by the Agents, the Registration Statement or the Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 11 of Form S-3 under the 1933 Act, the Corporation shall cause PricewaterhouseCoopers forthwith to furnish the Agents a letter, dated the date of effectiveness of such amendment, supplement or document filed with the SEC, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 4(d) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 4(d) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Corporation; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PricewaterhouseCoopers may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement. If any other information included therein is of an accounting, financial or statistical nature, the Agents may request

<Page                                                                  -16-

procedures be performed with respect to such other information. If PricewaterhouseCoopers is willing to perform and report on the requested procedures, such letter should cover such other information. Any letter required to be provided by PricewaterhouseCoopers hereunder shall be provided within 10 business days of the filing of the Annual Report on Form 10-K or with respect to any letter required by the Agents pursuant to subparagraph (ii) or (iii) hereof, the request by the Agents.

SECTION 7.  Indemnification and Contribution.

              (a)  The Corporation agrees to indemnify and hold harmless each Agent and each person who controls any Agent within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of any Agent specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereof, or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the 1939 Act of either of the Trustees, and (ii) such indemnity with respect to the Prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if the Agent failed to deliver a copy of the Prospectus as amended or supplemented to such person in connection with the sale of such Notes excluding documents incorporated therein by reference at or prior to the written confirmation of the sale of such Notes to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Corporation may otherwise have.

                (b)  Each Agent severally agrees to indemnify and hold harmless the Corporation, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Corporation within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Corporation to each Agent, but only with reference to

<Page                                                                           -17-

written information relating to such Agent furnished to the Corporation by or on behalf of such Agent specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereof. This indemnity agreement will be in addition to any liability which any Agent may otherwise have. The Corporation acknowledges that (i) the names of the Agents and the statements in the Prospectus required by Item 508 of Regulation S-K set forth in the language on the cover page or under the heading "Plan of Distribution," (ii) the sentences relating to concessions and reallowances, and (iii) the paragraph related to stabilization and syndicate covering transactions in the Prospectus constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto, and you, as the Agents, confirm that such statements are correct.

            (c)  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Agent in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

             (d)  To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Corporation on the grounds of

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policy or otherwise, the Corporation and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Corporation and one or more of the Agents may be subject in such proportion so that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent bears to the total sales price from the sale of Notes sold to or through the Agents to the date of such liability, and the Corporation is responsible for the balance. However, if the allocation provided by the foregoing sentence is not permitted by applicable law, the Company and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Agents may be subject in such proportion to reflect the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding anything to the contrary contained herein, (i) in no case shall an Agent be responsible for any amount in excess of the commissions and underwriting discounts received by such Agent in connection with the Notes from which such losses, liabilities, claims, damages and expenses arise and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Agent within the meaning of the 1933 Act shall have the same rights to contribution as such Agent, and each person who controls the Corporation within the meaning of either the 1933 Act or the 1934 Act, each officer of the Corporation who shall have signed the Registration Statement and each director of the Corporation shall have the same rights to contribution as the Corporation, subject in each case to the provisions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

SECTION 8.  Payment of Expenses.

           The Corporation will pay all expenses incident to the performance of its obligations under this Agreement, including:

            (a)  The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

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             (b)  The preparation, filing and reproduction of this Agreement;

             (c)  The preparation, printing, issuance and delivery of the Notes, to the Agents, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes to the Agents and the fees and expenses of any transfer agent or trustee for the Notes;

             (d)  The fees and expenses of counsel to any such transfer agent or trustee;

             (e)  The fees and disbursements of the Corporation's accountants and counsel, of the Trustees and their counsel, and of any registrar, transfer agent, paying agent or calculation agent;

             (f)  The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

             (g)  The qualification of the Notes under state securities or insurance laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation, printing, reproduction and delivery of any Blue Sky Survey;

              (h)  The printing and delivery to the Agent in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agent of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

             (i)  The preparation, printing, reproduction and delivery to the Agents of copies of the Indentures and all supplements and amendments thereto;

             (j)  Any fees charged by rating agencies for the rating of the Notes;

             (k)  With prior Corporation approval, the fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

              (l)  The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

              (m)  Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Corporation; and

              (n)  The fees and expenses of any depository and any nominees thereof in connection with the Notes.

SECTION 9.  Representations, Warranties and Agreements to Survive Delivery.

             All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Corporation submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any

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controlling person of any Agent, or by or on behalf of the Corporation, and shall survive each delivery of and payment for any of the Notes.

SECTION 10.  Termination.

       (a)  Termination of this Agreement. This Agreement (excluding any agreement hereunder by an Agent to purchase Notes from the Corporation as principal) may be terminated for any reason, with respect to one or more, or all, of the Agents, at any time by either the Corporation or one or more of the Agents upon the giving of 30 days' written notice of such termination to the other party hereto. Any termination by the Corporation of this Agreement with respect to one or more, but less than all, of the Agents shall be effective with respect to such designated Agents only, and the Agreement will remain in force and effect with respect to any other Agents who remain parties hereto.

         (b)  Termination of Agreement to Purchase Notes as Principal. An Agent may terminate any agreement hereunder by such Agent to purchase Notes as principal, immediately upon notice to the Corporation at any time prior to the Settlement Date relating thereto, if (i) trading in any securities of the Corporation has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, (ii) there has been, since the date of such agreement, any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Corporation and its subsidiaries the effect of which is such as to make it, in the sole judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, (iii) a material disruption in the commercial banking or securities settlement or clearance services in the United States has occurred or a banking moratorium shall have been declared by Federal or New York State authorities, or (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes.

          If, after the date of an agreement hereunder to purchase Notes as principal and prior to the Settlement Date with respect to such agreement, the rating assigned by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service Inc. as the case may be, to any debt securities of the Corporation shall have been lowered or if either of such rating agencies shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Corporation, then the Corporation and the Agent mutually shall determine whether the terms of such agreement to purchase Notes shall need to be renegotiated and, if so, shall so negotiate in good faith the revised terms of such agreement to purchase Notes. In the event that the Corporation and the Agent reasonably fail to agree on any such revised terms, then either the Corporation or the Agent may terminate such agreement to purchase Notes.

           (c) General. In the event of a termination under this Section 10, or following the Settlement Date in connection with a sale to or through an Agent appointed on a one-time basis,

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neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with Section 1(c) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Corporation but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 8 hereof, the indemnity and contribution agreements set forth in Section 7 hereof, and the provisions of Sections 9, 12 and 13 hereof shall remain in effect.

SECTION 11.  Notices.

            Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram. Notices to the Corporation shall be delivered to it at the address specified below and notices to any Agent shall be delivered to it at the address set forth on Exhibit A.

             If to the Corporation:

                Bank of America Corporation
                Corp. Treas. Div. NC1-007-23-01
                100 North Tryon Street
                Charlotte, North Carolina 28255
                Attention: Karen A. Gosnell
                Senior Vice President
                Telecopy: (704) 386-0270

              With a copy to:

       Paul J. Polking
       General Counsel
       Bank of America Corporation
       Legal Department, NC1-007-56-11
       100 North Tryon Street
        Charlotte, North Carolina 28255
       Telecopy: (704) 386-6453
       Helms Mulliss & Wicker, PLLC
       201 North Tryon Street
       Charlotte, North Carolina 28202
       Attention: Boyd C. Campbell, Jr.
       Telecopy: (704) 343-2300

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 11.

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SECTION 12.  Parties.

          This Agreement shall inure to the benefit of and be binding upon the Agents and the Corporation and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  Governing Law; Counterparts.

          This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, notwithstanding any otherwise applicable conflicts of law principles. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

SECTION 14.  Effect of Headings

               The section and sub-section headings herein are for convenience only and shall not affect the construction hereof.

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              If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Corporation a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Corporation in accordance with its terms.

Very truly yours,
BANK OF AMERICA CORPORATION

By: /s/ KAREN A. GOSNELL
Name: Karen A. Gosnell
Title: Senior Vice President

Accepted:

BANC OF AMERICA SECURITIES LLC

By: /S/ ILEANA CHU
Name: Ileana Chu
Title: Principal
BEAR, STEARNS & CO. INC.

By: /s/ TIMOTHY A. O'NEILL
Name: Timothy A. O'Neill
Title: Senior Managing Director

LEHMAN BROTHERS INC.

By: /s/ MARTIN GOLDBERG
Name: Martin Goldberg
Title: Senior Vice President
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: /s/ SCOTT G. PRIMROSE
Name: Scott G. Primrose
Title: Authorized Signatory

SALOMON SMITH BARNEY INC.

By: /s/ MARTHA D. BAILEY
Name: Martha D. Bailey
Title: Senior Vice President

<Page                                                   -25-

                                                                                                   EXHIBIT A

AGENTS

Banc of America Securities LLC
100 North Tryon Street
7th Floor, NC1-007-07-01
Charlotte, North Carolina 28255-0065
Facsimile: (704) 388-9982
Telephone: (704) 388-8856

Bear, Stearns & Co. Inc.
245 Park Avenue
4th Floor
New York, New York 10167
Attention: Betsy Malloy
Facsimile: (212) 272-5373
Telephone: (212) 272-2000

Lehman Brothers
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Fixed Income Syndicate/Medium-Term Note Desk
Facsimile: (212) 526-9664
Telephone: (212) 526-0943

Pricing Supplements to:
ADP Prospectus Services
For Lehman Brothers Inc.
1155 Long Island Avenue
Edgewood, New York 11717
Attention: Client Services Desk
Facsimile: (631) 254-7268

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower - 10th Floor
4 World Financial Center
New York, New York 10281-1310
Attention: MTN Product Management
Telecopy: (212) 449-2234

<Page                                                                       -26-

Salomon Smith Barney
Salomon Smith Barney Inc.
390 Greenwich Street
4th Floor
New York, New York 10013
Attention: Peter Aherne
Telephone: (212) 723-6104

With a copy to:
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attention: James R. Tanenbaum
Facsimile: (212) 806-6006
  <Page                                                                     -27-

EXHIBIT B
The following terms, if applicable, shall be agreed to by an Agent and the Corporation in connection with each sale of Notes:
Principal Amount: $__________
(or principal amount of foreign currency)
Interest Rate:
If Fixed Rate Note, Interest Rate:
If Floating Rate Note:
Interest Rate Basis:
Base Rate:
Initial Interest Rate:
Initial Interest Reset Date:
Spread or Spread Multiplier, if any:
Interest Rate Reset Month(s):
Interest Payment Month(s):
Index Maturity for Initial Interest Rate
(if different):
Index Maturity:
Index Maturity for Final Interest Payment
Period (if different):
Maximum Interest Rate, if any:
Minimum Interest Rate, if any:
Interest Rate Reset Period:
Interest Payment Period:
Interest Payment Date:
Calculation Agent:
If Indexed Note:
Applicable Index for Principal and/or Interest:
Base Rate:
Initial Interest Rate:
Initial Interest Reset Date:
Valuation Date:
Reference Price:
Principal Repayment Amount:
Interest Rate Reset Month(s):
Interest Payment Month(s):
Maximum Interest Rate, if any:
Minimum Interest Rate, if any:
Interest Rate Reset Period:
Interest Payment Period:
Interest Payment Date:
Calculation Agent: <Page -28-
Other Terms:
If Redeemable:
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction:
Original Issue Date:
Date of Maturity:
Purchase Price: _____%
Settlement Date and Time:
Additional Terms: <Page -29-

EXHIBIT C
          As compensation for the services of an Agent hereunder, the Corporation shall pay it, on a discount basis, a commission for the sale of each Note by such Agent which, unless otherwise agreed between the Corporation and Agent, shall be equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

PERCENT OF
MATURITY PRINCIPAL
RANGES AMOUNT
From 9 months to less than 1 year----------------------------------------------------.125%
From 1 year to less than 18 months---------------------------------------------------.150
From 18 months to less than 2 years---------------------------------------------------.200
From 2 years to less than 3 years------------------------------------------------------.250
From 3 years to less than 4 years------------------------------------------------------.350
From 4 years to less than 5 years------------------------------------------------------.450
From 5 years to less than 6 years ------------------------------------------------------.500
From 6 years to less than 7 years ------------------------------------------------------.550
From 7 years to less than 10 years---------------------------------------------------- ..600
From 10 years to less than 15 years--------------------------------------------------- ..625
From 15 years to less than 20 years ---------------------------------------------------.700
From 20 years to 30 years ------------------------------------------------------------.750

The commission for Notes with a maturity more than 30 years or sold to one or more Agents as principal also is subject to negotiation between the Corporation and the Agent at the time of sale.

EXHIBIT D
[Date]

[Name and Address of Agent]

Re: Issuance of $5,000,000,000 Medium Term Senior/Subordinated Notes, Series J, by Bank of America Corporation Dear __________:

The Distribution Agreement dated _________ (the "Agreement"), among Bank of America Corporation ("Bank of America") and the Agents named therein, provides for the issue and sale by Bank of America of its Medium Term Notes, Series __.

Subject to and in accordance with the terms of the Agreement and accompanying Administrative Procedures, Banc of America Securities LLC hereby appoints you as Agent (as such term is defined in the Agreement) in connection with the purchase of the notes as described in the accompanying Pricing Supplement No. ___, dated ___________, 200__, (the "Notes") but only for this one reverse inquiry transaction. Your appointment is made subject to the terms and conditions applicable to Agents under the Agreement and terminates upon payment for the Notes or other termination of this transaction. Accompanying this letter is a copy of the Agreement, the provisions of which are incorporated herein by reference. Copies of the officer's certificate, opinions of counsel, and auditors' letter described in the Agreement are not enclosed but are available upon your request.

This letter agreement, like the Agreement, is governed by and construed in accordance with the laws of the State of New York, notwithstanding any otherwise applicable conflicts of law principles..

If the above is in accordance with your understanding of our agreement, please sign and return this letter to us on or before settlement date. This action will confirm your appointment and your acceptance and agreement to act as Agent in connection with the issue and sale of the above described Notes under the terms and conditions of the Agreement.

Very truly yours,

AGREED AND ACCEPTED
BANK OF AMERICA CORPORATION [Name of Agent]
By:____________________ By:_____________________
Name:__________________ Name:___________________
Title:_________________ Title:__________________